                                  EXHIBIT 99.4

               ROSEVILLE 1ST NATIONAL BANK 1993 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENTS

                           ROSEVILLE 1ST NATIONAL BANK

                             1993 STOCK OPTION PLAN

                                      INDEX

                                                                        COMMENCING
ARTICLE NO.                        DESCRIPTION                            ON PAGE
----------          -----------------------------------------           -----------
    1               PURPOSE                                                 1

    2               ADMINISTRATION                                          1

    3               PARTICIPANTS                                            2

    4               THE SHARES                                              2

    5               GRANT, TERMS AND CONDITIONS OF OPTIONS                  2

    6               ADJUSTMENT OF AND CHANGES IN THE SHARES                 6

    7               LISTING OR QUALIFICATION OF SHARES                      7

    8               BINDING EFFECT OF CONDITIONS                            7

    9               AMENDMENT OF THE PLAN                                   8

    10              EFFECTIVENESS AND TERMINATION OF THE PLAN               8

    11              NOTICE OF SALE                                          8

    12              INDEMNIFICATION                                         8

                           ROSEVILLE 1ST NATIONAL BANK
                             1993 STOCK OPTION PLAN


1.       PURPOSE

         The purpose of this Stock Option Plan (the "Plan") of Roseville 1st National Bank (hereinafter referred to as the "Bank") is to secure for the Bank and its shareholders the benefits of the incentive inherent in the ownership of Common Stock of the Bank by those directors and key full-time employees and officers of the Bank who will share responsibility for the future growth and success of the Bank.

         The word "Affiliate", as used in this Plan, means any bank or corporation in an unbroken chain of banks or corporations beginning or ending with the Bank, if at the time of the granting of an option, each such bank or corporation other than the last in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other banks or corporations in the chain.


2.       ADMINISTRATION

         The following provisions shall govern the administration of the Plan:

         (a) The Plan shall be administered by the Board of Directors (the "Board") or a committee of the Board duly appointed by the Board for this purpose (the "Committee") composed of not less than three (3) Directors. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the committee, however caused, shall be filled by the Board of Directors. The Board of Directors shall designate a Chairman and Vice Chairman of the Committee from among the Committee members. Acts of the Committee (i) at a meeting, held at a time and place and in accordance with rules adopted by the Committee, at which a quorum of the Committee is present and acting, or (ii) reduced to and approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

         (b) The Bank shall effect the grant of options under the grant of options under the Plan by execution of instruments in writing in a form approved by the Board or, if appointed, the Committee. Subject to the express terms and conditions of the Plan and the terms of any option outstanding under the Plan, the Board, or if appointed the Committee shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the power to: (i) determine which persons meet the requirements of Section 3 hereof for selection as participants in the Plan and which persons are considered to be "employees" for purposes of the Internal Revenue Code, as amended (the "Code"), and therefore eligible to receive incentive stock options under the Plan; (ii) determine to whom of the eligible persons, if any, options shall be granted under the Plan; (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, as provided hereunder, including whether options to be granted thereunder shall be "incentive stock options", as defined in the code, or "nonstatutory stock options"; (v) determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required or advisable to provide for or conform such option to any change in any law, regulation, ruling or interpretation applicable thereto; (vi) determine the fair market value of shares of the Bank Common Stock used by an optionee to exercise options pursuant to Section 5(b) hereof; and (vii) make all their determinations deemed necessary or advisable for administering the Plan. The determination on the foregoing matters by the Board or the Committee if appointed shall be conclusive.


3.       PARTICIPANTS

         Participants in the Plan shall be those directors, officers and key full-time salaried employees of the Bank to whom options may be granted from time to time.


4.       THE SHARES

         The Shares of $5.00 par value common stock of the Bank (the "Common Stock") initially reserved for issuance under the Plan (the "Shares") shall consist of _____________ or the number and kind of shares of stock or other securities which shall be substituted for such Shares or to which such Shares shall be adjusted as provided in Section 6. The Shares subject to the Plan may be set aside out of the authorized but unissued shares of Common Stock of the Bank not reserved for any other purpose or out of shares of Common Stock subject to an option which, for any reason, terminates unexercised as to the Shares.


5.       GRANT, TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall recommend and the Board shall from time to time approve, which agreements shall be executed by the optionee and by an officer of the Bank designated by the Board or its Committee. Options may be granted at any time prior to the termination of the Plan to directors, officers and other employees of the Bank who, in the judgment of the Committee, contribute to the successful conduct of the operation of the Bank through their judgment, interest, ability and special efforts; provided, however, that: (i) the aggregate initial fair market value of the stock (determined as of the date the option is granted) that may be acquired by any one officer or employee pursuant to all incentive stock options granted under the Plan after 1986 that are exercisable for the first time during any one calendar year (taking into account all incentive stock options under any stock option plans of the Bank, any of its Affiliates and any predecessor of any such corporation) shall not exceed $100,000; (ii) except in the case of termination by death or disability, as set forth in Section 5(e) below, the granted option must be exercised by the optionee no later than three (3) months after any termination of office or employment with the Bank and said office or employment must have been continuous since the granting of the option. In addition, options granted pursuant to the Plan shall be subject to the following terms and conditions:

         (a) NUMBER OF SHARES. Each agreement evidencing an option granted under the plan shall state the number of Shares subject to the option.

         (b) OPTION PRICE. The purchase price (the "Option Price") under each option shall not be less than one hundred percent (100%) of the fair market value of the Shares subject thereto on the date the option is granted, as such value is determined by the Board or the Committee. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2. If, however, an employee owns stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, the Option Price of any incentive stock option granted to such optionee shall be not less than 110 percent (110%) of such fair market value at the time such option is granted.

         (c) DURATION, VESTING AND EXERCISE OF OPTIONS. Each option shall vest in such manner and at such time up to but not exceeding ten (10) years from the date the option is granted as the Board of Directors or the Committee shall determine in its sole discretion; provided also, however, that the Board of Directors or the Committee may accelerate the time of exercise of any option. If an employee owns stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, any incentive stock option shall vest in such manner and at such time up to but not exceeding five (5) years from the date the option is granted. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the Plan.

         With respect to incentive stock options granted to a participant under the Plan in any calendar year, the Bank may grant a participant incentive stock options to purchase Shares having more than $100,000 in initial aggregate fair market value (determined at the times the options are granted), subject to the $100,000 limitation set forth in this paragraph applicable to each year in which such options first become exercisable. The optionee may exercise, during a calendar year, an incentive stock option only to the extent that the aggregate initial fair market value of the Shares that may be acquired pursuant to the option (or portion thereof) and all other incentive stock options that are first exercisable by the optionee during the calendar year does not exceed $100,000 (taking into account all incentive stock options granted under any stock option plan of the Bank or any Affiliate or the Bank, or any predecessor of any such corporation). If permitted under regulations promulgated by the Treasury Department or by a ruling of the Internal Revenue service, the optionee may choose, among the options granted under the Plan that are otherwise first exercisable by the optionee in a calendar year, those options the optionee wishes to exercise subject to the $100,000 limitation. If such a choice is not permitted ( as determined by the Board of Directors or the Committee, in its sole discretion), the optionee may exercise an incentive stock option in a calendar year, either in whole or in part, only if the aggregate initial fair market value of the shares that the optionee may acquire under incentive stock options that were prior to the first mentioned option and which first become exercisable in such year (without regard to the $100,000 limitation) does not exceed $100,000. If an optionee does not exercise an incentive stock option (or portion thereof) that is first exercisable in a calendar year under the $100,000 limitation, the optionee may exercise that option (or portion thereof) in subsequent years without regard to the $100,000 limitation.

         (d) MEDIUM AND TIME OF PAYMENT. To the extent the right to purchase Shares has vested under an optionee's stock option agreement, options may be exercised from time to time by delivering payment in full at the Option Price for the number of Shares being purchased in cash, or by certified check, official bank check or the equivalent thereof acceptable to the Bank, together with written notice to the Secretary of the Bank identifying the option or part thereof being exercised and specifying the number of Shares for which payment is being tendered. The Bank shall deliver to the optionee, which delivery shall be not less than fifteen (15) days and not more than thirty (30) days after the giving of such notice unless an earlier or later date shall be mutually agreed upon, without transfer or issue tax to the optionee (or other person entitled to exercise the option) at the principal office of the Bank, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Bank for such period as may be required for it with reasonable diligence to comply with any requirements of law. If an option covers incentive and nonstatutory stock options, separate stock certificates shall be issued, one or more for stock acquired upon exercise of the incentive stock options and one or more for the stock acquired upon exercise of the nonstatutory stock options.

         (e) TERMINATION OF EMPLOYMENT OR OFFICER OR DIRECTOR STATUS. Upon the termination of an optionee's status as an employee, officer or director of the Bank, his or her rights to exercise any option held at termination shall be only as follows:

                  (1) DEATH OR DISABILITY: If an optionee's employment or status as an officer or director is terminated by death or disability, such optionee or such optionee's qualified representative (in the event of the optionee's mental disability) or the optionee's estate (in the event of optionee's death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.

         An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

                  (2) CAUSE: If an employee, officer or director is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Bank, or to have deliberately disregarded the rules of the Bank which resulted in loss, damage or injury to the Bank, or if an optionee makes any unauthorized disclosure of any of the secrets or confidential information of the Bank, induces any client or customer of the Bank to break any contract with the Bank or induces any principal for whom the Bank acts as agent to terminate such agency relations, or engages in any conduct which constitutes unfair competition with the Bank, or if any optionee is removed from any office of the Bank by any regulatory agency, neither the optionee nor the optionee's estate shall be entitled to exercise any option with respect to any Shares whatsoever after termination of employment or officer or director status, whether or not after termination of employment or officer or director status, the optionee may receive payment from the Bank for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. For the purposes of this paragraph, termination of employment or officer or director status shall be deemed to occur at the time the Bank dispatches notice or advice of termination to the optionee and not upon the optionee's receipt of such notice or advice.

                  (3) OTHER REASONS: If an optionee's employment or status as an officer or director is terminated for any reason other than those mentioned above under "Death or Disability" and "Cause", the optionee may, within three (3) months following such termination, exercise the option to the extent such option was exercisable by the otpionee on the date of termination of the optionee's employment or status as an officer or director, provided the date of exercise is in no event after the expiration of the term of the option.

                  (4) EXTENSION OF GRACE PERIOD: If an optionee's employment or status as an officer or director is terminated for any reason other than those mentioned above under "Death or Disability" and "Cause" and the optionee dies or becomes disabled during the three (3) months following such termination, such optionee or such optionee's qualified representative (in the event of the optionee's mental disability) or the optionee's estate (in the event of the optionee's death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.

         (f) TRANSFERABILITY OF OPTION. Each option shall be transferable only by Will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

         (g) OTHERS TERMS AND CONDITIONS. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board of Directors or the Committee shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any optionee any right to continue in the employ or in the status as an officer or director of the Bank, nor limit in any way the right of the Bank to terminate an optionee's employment or status as an officer or director at any time.

         (h) USE OF PROCEEDS FROM STOCK. Proceeds from the sale of Shares pursuant to the exercise of options granted under the Plan shall constitute general funds of the Bank.

         (i) RIGHTS AS A SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any Shares until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 6 hereof.

         (j) WITHHOLDING. The Bank shall have the right upon the exercise of an option to deduct any sums required to be withheld under federal, state or local tax laws or regulations. The Bank may condition the issuance of Shares upon exercise of any option upon the payment by the optionee of any sums required to be withheld under applicable laws or regulations. The Bank has no duty to advise any optionee of the existence of any tax or any amounts which may be withheld.

6.       ADJUSTMENT OF AND CHANGES IN THE SHARES

         In the event the shares of the Bank, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Bank or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Bank shall be increased through the payment of a stock dividend or through a stock split, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject to or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Bank shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. In addition, the Board of Directors or the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that any optionee's proportionate interest in the Bank by reason of his or her rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price of the unexercised portion of the option and with a corresponding adjustment in the option price per share.

         In the event of sale, dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving or resulting corporation, the Board shall have the power to cause the termination of every option outstanding hereunder, except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise; provided, however, that in all events the optionee shall have the right immediately prior to such sale, dissolution, liquidation, or merger or consolidation in which the Bank is not the surviving or resulting corporation to notification thereof as soon as practicable, and thereafter, to exercise the optionee's option to purchase shares subject thereto to the extent of any unexercised portion of the option, regardless of the vesting provisions of the option. This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation.

         In the event of an offer by any person or entity to all shareholders of the Bank to purchase any or all shares of Bank Common Stock ( or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in this Section (6), any optionee under the Plan shall have the right upon the commencement of such offer to exercise the option and purchase Shares subject thereto to the extent of any unexercised or unvested portion of such option.

         No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 6. In case of any such adjustment, the Shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Bank to each holder of any option which was in fact so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

         To the extent the foregoing adjustments relate to stock or securities of the Bank, such adjustments shall be made by the Board of Directors or the Committee, whose determination in that respect shall be final, binding and conclusive.

         Except as expressly provided in this Section 6, an optionee shall have no rights by reason of any of the following events: (1) subdivision or consolidation of shares of stock of any class; (2) payment of any stock dividend; (3) any other increase or decrease in the number of shares of stock of any class; (4) any dissolution, liquidation, merger, consolidation, spin-off of assets or stock of another corporation. Any issue by the Bank of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of shares of Common Stock subject to the option, and no adjustment by reason thereof shall be made.

         The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.


7.       LISTING OR QUALIFICATION OF SHARES

         All options granted under the Plan are subject to the requirement that if at any time the Bank shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of Shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Bank.

         Certificates for the Shares acquired through the exercise of an option shall be delivered to the optionee involved as soon as possible after such exercise and the Bank's receipt of payment for such Shares in accordance with the terms of Section 5 hereof. Such certificates shall be subject to such legends or other conditions as counsel for the Bank may require in order to ensure the Bank's compliance with all applicable state and federal laws.


8.       BINDING EFFECT OF CONDITIONS

         The conditions and stipulations herein contained or in any option granted pursuant to the Plan shall be and constitute a covenant running with all of Shares acquired by the optionee pursuant to this Plan, directly or indirectly, whether the same have been issued or not, and those Shares owned by the optionee shall not be sold, assigned or transferred to any person save and except in accordance with the terms and conditions herein provided, and the optionee shall agree to use best efforts to cause the officers of the Bank to refuse to record on the books of the Bank any assignment or transfer made or attempted to be made except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefore where the purchaser or assignee has acquired certificates or the Shares represented thereby, except strictly in accordance with the provisions of the Plan.


9.       AMENDMENT OF THE PLAN

         The Board of Directors or the Committee shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board or the Committee shall not, without the approval of the shareholders of the Bank:
(i) increase the maximum number of Shares for which options may be granted under the Plan; (ii) change the computation as to minimum option prices set forth in
Section 5(b); (iii) extend the period during which options may be granted or exercised; or (iv) amend the requirements as to the class of employees, officers or directors eligible to receive options. Except as provided in Section 6, no termination, modification or amendment of the Plan may, without the consent of the optionee, adversely affect the rights of the optionee under any previously granted option.


10.      EFFECTIVENESS AND TERMINATION OF THE PLAN

         (a) The Plan shall become effective only upon the adoption by the Board. The exercise of any options granted pursuant to the Plan shall be conditioned upon the approval of the Plan by the holders of a majority of the outstanding shares of Bank Common Stock at a meeting of the shareholders of the Bank duly held for this purpose and upon satisfaction of any other conditions of such exercise as may be imposed by the Office of the Comptroller of the Currency. The exercise of any options granted pursuant to the Plan shall be conditioned upon the Registration of the Shares with the Securities and Exchange Commission, unless in the opinion of counsel to the Bank such Registration is not necessary. The Bank shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any Shares are issued pursuant to the exercise of such options.

         (b) Unless the Plan shall have been terminated by action of the Board of Directors prior thereto, the Plan shall terminate on June 17, 2003. The termination of the Plan shall not alter the maximum term, the vesting provisions or other terms or conditions of any option granted prior to termination of the Plan.


11.      NOTICE OF SALE

         The optionee shall give the Bank notice of any sale or other disposition of any such Shares not more than five (5) days after such sale or other disposition.


12.      INDEMNIFICATION

         To the extent permitted by applicable law in effect from time to time, no member of the Board or the Committee shall be liable for any action or omission of any other member of the Board or Committee nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. The Bank shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former Director or member of the Committee in any action against such person (whether or not the Bank is joined as a party defendant) to impose a liability or penalty on such person for an act alleged to have been committed by such person while a Director or member of the Committee arising with respect to the Plan or administration thereof or out of membership on the Committee or by the Bank, or all or any combination of the preceding; provided, the Director or Committee member was acting in good faith, within what such Director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Bank and its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Bank by a shareholder or holder of a voting trust certificate representing shares of the Bank. The provisions of this Section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a Director or Committee member, and the term "person" as used in this Section shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

                          STOCK OPTION STATUS AGREEMENT



         This Stock Option Status Agreement ("Agreement") is made and entered into effective this 21st day of June, 1993, by and among Countryside Bancshares, a California corporation ("Bancshares"), the individuals executing this Agreement identified below (collectively the "Optionees") and Roseville 1st National Bank, a national banking association ("R1stNB").


                                    RECITALS

         A. During May and June, 1990, Bancshares issued to the Optionees pursuant to a Capital Note and Stock Option Agreement and a Non-Qualified Stock Option Agreement, non-qualified stock options in connection with the increase in capitalization of Bancshares by the Optionees.

         B. Bancshares and the Optionees desire to confirm the number and exercise price of such options as of the end of business on July 31, 1992, the date of the dissolution of Bancshares. Specifically, in light of the reorganization (the "Reorganization") completed immediately prior to the dissolution of Bancshares, and the conversion of Countryside Thrift and Loan ("CTL") and the assumption of the business and obligations of Bancshares and CTL by R1stNB, the parties have determined that it is in their respective best interest to confirm the status of such stock options and the obligations of the parties with respect thereto.


                                    AGREEMENT

         The parties therefore agree as follows:

         1. Attached as Exhibit A is a schedule of all outstanding non-qualified stock options held by the Optionees as of the close of business on July 31, 1992, following the Reorganization during which Bancshares was in effect merged into CTL, which then converted into R1stNB. The parties hereto agree and acknowledge that the number of outstanding stock options reflected for each Optionee and the exercise price are true and accurate as of the effective date of this Agreement and reflect what was in effect a reverse stock split which was part of the Reorganization.

         2. The parties hereto ratify the terms of the Non-qualified Stock Option Agreements and the Capital Note and Stock Option Agreement, as amended, and all other agreements and undertakings relating to the issuance by Bancshares of stock options in May and June 1990. The parties further agree and acknowledge that Bancshares' obligations under said agreements continue and have been assumed by R1stNB pursuant to the conversion of, and as the successor-in-interest to, CTL into R1stNB.

The undersigned parties execute this Agreement on the dates set forth below, effective as of the date set forth above.

ROSEVILLE 1ST NATIONAL BANK                  COUNTRYSIDE BANCSHARES



By                                             By
  ----------------------------                   --------------------------
                                                 Richard C. Seeba

OPTIONEES:



--------------------------------             -------------------------------
Patrick I. Abare                             Stephen F. Caulkins



--------------------------------             -------------------------------
Tom Chinn                                    O.C. Engdol



--------------------------------             -------------------------------
Neil Hagen                                   Ernest E. Johnson



--------------------------------             -------------------------------
Thomas J. Manz                               James E. Otto



--------------------------------             -------------------------------
Randall H. Scagliotti                        Richard C. Seeba



--------------------------------
Franklin K. Yee

                                    EXHIBIT A

                      SCHEDULE OF OUTSTANDING STOCK OPTIONS



This Schedule is attached to and made a part of the Stock Option Status Agreement, dated June __, 1993, executed by and among Countryside Bancshares, Roseville 1st National Bank and the below named Optionees.

                              OPTIONS TO PURCHASE
   NAME OF OPTIONEE            NUMBER OF SHARES            EXERCISE PRICE
---------------------         -------------------          --------------
Patrick I. Abare                      2,500                     $7.50

Stephen F. Caulkins                   2,500                     $7.50

Tom Chinn                             2,500                     $7.50

O.C. Engdol                             500                     $7.50

Neil Hagen                            1,000                     $7.50

Ernest E. Johnson                     2,500                     $7.50

Thomas J. Manz                          500                     $7.50

James E. Otto                         2,500                     $7.50

Randall H. Scagliotti                 2,500                     $7.50

Richard C. Seeba                     15,833                     $7.50

Franklin K. Yee                         500                     $7.50
                                     ------

         TOTAL                       33,333
                                     ======

                           ROSEVILLE 1ST NATIONAL BANK

                         INCENTIVE STOCK OPTION AGREEMENT

                                                 Granting Date:_________________

To:______________________

         We are pleased to notify you that Roseville 1st National Bank (the "Bank") this day hereby grants to you an option to purchase all or any part of __________ shares of the $5.00 par value Common Stock of the Bank (the "Shares") at a price of _________ per share (the "Option Price") as a Stock Option under the Bank's 1993 Stock Option Plan (the "Plan").

         THIS OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN. ONLY CERTAIN PROVISIONS OF THE PLAN ARE SUMMARIZED IN THIS AGREEMENT. A COPY OF THE PLAN IS PROVIDED WITH THIS AGREEMENT.

         1.       PURPOSE OF THE OPTION

         One of the purposes of the Plan is to advance the interests of the Bank and its Affiliates (the "Bank") by stimulating the efforts of full-time salaried officers and employees on behalf of the Bank by granting them financial participation in the progress and success of the Bank.

         2.       SIGNATURE ON OPTION AGREEMENT

         This option cannot be exercised unless you first sign this document in the place provided and return it to the Secretary of the Bank. If you fail to do so, this option will terminate and be of no effect. However, your signing and delivering this letter will not bind you to purchase any of the Shares. Your obligation to purchase the Shares will arise only if you exercise this option in the manner set forth in Paragraph 3 below.

         3.       TERMS OF OPTION AND EXERCISE OF OPTION

         You may exercise this option during a calendar year only to the extent that the aggregate fair market value (determined at the times the options are granted) of the stock that may be acquired pursuant to this option (or portion thereof) and all other incentive stock options granted that are first exercisable by you during the calendar year does not exceed $100,000 (taking into account all incentive stock options under any stock option plan of the Bank or any of its Affiliates or any predecessor of any such corporation. If permitted in regulations promulgated by the Treasury Department or rulings of the Internal Revenue Service, you may choose, among the incentive stock options granted under the Plan that are otherwise first exercisable by you in a calendar year, those options you wish to exercise subject to the $100,000 limitation. For example, you may decide to exercise the options that have the lowest exercise prices. If such a choice is not permitted (as determined by the Bank in its sole discretion), you must exercise incentive stock options that become first exercisable in a calendar year without regard to the $100,000 limitation, in the order in which they were granted to you (up to the $100,000 limit). If you choose not to exercise an option that is first exercisable in a calendar year under the $100,000 limitation, you may exercise that option in subsequent years without regard to the $100,000 limitation.

Subject to the provisions of Paragraph 4 below and this Paragraph 3, this option can be exercised by you at any time during a period of _________ (_____) months from the granting date as follows:

         (a) This option may be exercised immediately to the extent of not more than ________ percent (_____%) of the Shares.

         (b) After the expiration of _________ (_____) months from the granting date, this option may be exercised to the extent of not more than _________ percent (_____%) of the Shares.

         (c) After the expiration of __________ (_____) months from the granting date, this option may be exercised to the extent of an additional _________ percent (_____%) of the Shares.

         (d) After the expiration of __________ (_____) months from the granting date, this option may be exercised to the extent of an additional _________ percent (_____%) of the Shares.

         (e) After the expiration of __________ (_____) months from the granting date, this option may be exercised to the extent of an additional _________ percent (_____%) of the Shares.

         (f) After the expiration of __________ (_____) months from the granting date, this option may be exercised to the extent of an additional _________ percent (_____%) of the Shares.

         (g) After the expiration of __________ (_____) months from the granting date, this option may be exercised to the extent of an additional _________ percent (_____%) of the Shares.

         (h) After the expiration of __________ (_____) months from the granting date, this option may be exercised to the extent of an additional _________ percent (_____%) of the Shares.

         (i) After the expiration of __________ (_____) months from the granting date, this option may be exercised to the extent of an additional _________ percent (_____%) of the Shares.

         (j) After the expiration of __________ (_____) months from the granting date, this option may be exercised to the extent of an additional _________ percent (_____%) of the Shares.

         (k) After the expiration of __________ (_____) months from the granting date, this option may be exercised to the extent of an additional _________ percent (_____%) of the Shares.

         Any portion of the option that you do not exercise shall accumulate and can be exercised by you any time prior to the expiration of _________ (_____) months from the granting date.

         This option may be exercised by delivering to the Secretary of the Bank payment in full at the Option Price for the number of Shares being purchased in cash or by certified check or official bank check or the equivalent thereof acceptable to the Bank, with a written notice in a form satisfactory to the Bank, signed by you specifying the number of Shares you then desire to purchase and the time of delivery thereof, which shall not be less than fifteen (15) days and not more than thirty (30) days after the giving of such notice unless an earlier or later date is mutually agreed upon. At such time the Bank shall, without transfer or issue tax to you (or such other person entitled to exercise the option), deliver to you (or such other person entitled to exercise the option) at the principal office of the Bank, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Bank for such period as may be required for it with reasonable diligence to comply with any requirements of law. No fractional Shares shall be issued or delivered.

         As a holder of an option, you shall have the rights of a shareholder with respect to the Shares subject to this option only after such Shares shall have been issued to you upon the exercise of this option.

         4.       TERMINATION OF OFFICE OR EMPLOYMENT

         If your status as an employee or officer of the Bank is terminated for any reason other than death or disability or cause, this option may be exercised within three (3) months from the date of such termination to the extent you were entitled to exercise the option on the date of termination, but in no event may this option be exercised after the expiration of the term of this option. If, however, you are removed from your office or your employment with the Bank is terminated for cause as defined in the Plan, this option shall expire at the time notice or advice of such removal or termination is dispatched by the Bank, and neither you nor your estate shall be entitled to exercise any option with respect to any Shares whatever, whether after termination of employment or officer status, you may receive payment from the Bank for vacation pay, for services render prior to termination, for services for the day of termination, for salary in lieu of other notice, or for other benefits.

         5.       DEATH OR DISABILITY

         If you die or become disabled while an officer or employee of the Bank, the option may be exercised in whole or in part by you or your qualified representative (in the event of your mental disability) or by the duly authorized executor of your Will or by the duly authorized administrator or special administrator of your estate (in the event of your death) within twelve
(12) months from the date of your death or disability to the extent that you had the right to exercise this option on the date of your death or disability, but in no event after the expiration of the term of this option.

         Disability shall be determined under Section 422A of the Internal Revenue Code (the "Code") as in effect on the date of such disability. Disability is currently defined in the Code as follows:

                  An individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnished proof of the existence thereof in such form and manner, and at such times, as the Secretary may require.

         6.       NONTRANSFERABILITY OF OPTION

         This option shall not be transferable except by Will or the laws of descent and distribution, and this option may be exercised during your lifetime only by you. Any purported transfer or assignment of this option shall be void and of no effect, and shall give the Bank the right to terminate this option as of the date of such purported transfer or assignment.

         7.       ADJUSTMENT OF AND CHANGES IN THE SHARES

         In the event of any change in the outstanding Common Stock of the Bank, without receipt by the Bank of additional consideration in lieu of such change (whether by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like), the aggregate number or class of Shares subject to this option immediately prior to such event shall be appropriately adjusted in accordance with the terms of the Plan so that your proportionate interest in the Bank by reason of your rights under any unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive.

         In the event of a dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving corporation, the Board of Directors shall have the power to cause each outstanding option to terminate, except that the surviving or resulting corporation may tender an option to purchase its shares; provided, however, that you shall have the right to exercise this option as to all or any of the Shares subject to this option immediately prior to such dissolution, liquidation, merger or consolidation, and purchase Shares subject hereto to the extent of any unexercised portion of this option, regardless of the vesting provisions of Paragraph 3 hereof. This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or of a definitive agreement of merger or consolidation, and the Bank shall provide you with notice thereof as soon as practicable.

         In the event of an offer by any person or entity to all shareholders of the Bank to purchase any or all shares of Bank Common Stock (or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Paragraph 7), the person exercising this option shall have the right upon commencement of such offer to exercise this option to the extent of any unexercised portion and purchase Shares subject hereto, regardless of the vesting provisions of Paragraph 3 hereof.

         8.       SUBJECT TO TERMS OF THE PLAN

         This Agreement shall be subject in all respects to the terms and conditions of the Plan. Your signature herein represents your acknowledgment of receipt of a copy of the Plan. Any dispute or disagreement which shall arise under or as a result of or pursuant to this Agreement shall be finally and conclusively determined by the Board of Directors or a duly appointed Committee in its sole discretion, and such determination shall be binding upon all parties.

         9.       GRANT AND EXERCISE OF OPTION: CONDITIONS

         Exercise of this option is conditioned upon approval of the Plan by the shareholders of the Bank in accordance with the requirements of the Comptroller of the Currency.

         10.      TAX EFFECTS

         THE FEDERAL TAX CONSEQUENCES OF EMPLOYEE STOCK OPTIONS ARE COMPLEX AND SUBJECT TO CHANGE. ACCORDINGLY, AN OPTIONEE (OR HIS OR HER GUARDIAN, ESTATE OR LEGATEE) SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR BEFORE EXERCISING ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED UPON THE EXERCISE OF AN OPTION.

         11.      RIGHTS AS A SHAREHOLDER

         You have no rights as a shareholder of the Bank with respect to any Shares until the date of the issuance of a stock certificate to you for such Shares.

         12.      NOTIFICATION OF SALE

         You agree that you, or any person acquiring Shares upon exercise of this Option, will notify the Bank not more than five (5) days after any sale or disposition of such Shares.

                                                 ROSEVILLE 1ST NATIONAL BANK





                                                 By
                                                   ---------------------------
Agreed to this __ day of
__________________, 19__.




-----------------------------------
Signature of Optionee